Exhibit 10.1
FOURTEENTH AMENDMENT TO CREDIT AGREEMENT
     FOURTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 21, 2010, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain SUBSIDIARIES OF BORROWER, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders are party to that certain Credit Agreement, dated as of May 25, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders have agreed to amend the Credit Agreement as provided herein subject to the terms and conditions set forth herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:
     “Consolidated EBITDAX” means the Borrower’s consolidated earnings determined in accordance with GAAP (excluding earnings of Unrestricted Subsidiaries) before interest expense, income taxes, depreciation, amortization, depletion, oil and gas asset impairment write downs, lease impairment expense, gains and losses from the sale of capital assets, and other non-cash charges. For purposes of calculating Consolidated EBITDAX, Consolidated EBITDAX shall not include (a) the non-cash effects of (i) the early extinguishment of long-term debt, (ii) CCBM’s equity investment in Pinnacle and (iii) any stock option re-pricing expenses, (b) the income (or deficit) of any Person that is not a Subsidiary in which the Borrower or any of its Restricted Subsidiaries has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries (it being understood that any cash distributions received by the Borrower or any of its Restricted Subsidiaries in respect of its profit interests in Avista JV Partner shall be included in the

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calculation of Consolidated EBITDAX for any period of determination to the extent such cash distributions were so received during such period), (c) the income (or deficit) of any Restricted Subsidiary in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, and (d) any portion of the consolidated earnings of Marcellus Holdings that is allocated or remitted to Avista or Avista JV Partner in accordance with the Marcellus JV Participation Agreement or the Marcellus JV Operating Agreement. For purposes of determining the Borrower’s compliance with Section 7.12(b), Consolidated EBITDAX shall not include any net revenue attributable to any assets that are subject to a Lien granted to secure Non-Recourse Debt.
     “Convertible Notes” means the 4.375% Convertible Senior Notes due 2028 of the Borrower issued on May 28, 2008 pursuant to and in accordance with the terms of the Convertible Notes Indenture.
     “Convertible Notes Documents” means the Convertible Notes, the Convertible Notes Indenture, and any other documents, instruments and agreements evidencing or otherwise pertaining to the Convertible Notes, in each case, as amended, restated, modified or supplemented from time to time (to the extent such amendment, restatement, modification or supplement is applicable to the Convertible Notes) in accordance with the terms of this Agreement.
     “Convertible Notes Indenture” means that certain Senior Indenture dated as of May 28, 2008 among the Borrower, as issuer, certain Subsidiaries of the Borrower, as potential subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of May 28, 2008 between the Borrower and the Trustee, and as supplemented by that certain Second Supplemental Indenture dated as of May 14, 2009 among the Borrower, certain Subsidiaries of the Borrower named therein and the Trustee, and as the same may be amended, restated, modified or further supplemented from time to time (to the extent such amendment, restatement, modification or supplement is applicable to the Convertible Notes) in accordance with the terms of this Agreement.
     “Material Indebtedness” means the (a) so long as the outstanding principal amount of such Indebtedness is equal to or greater than $5,000,000, the Senior Notes, (b) so long as the outstanding principal amount of such Indebtedness is equal to or greater than $5,000,000, the Convertible Notes, and (c) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in

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respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.
     “Permitted Refinancing” means any Indebtedness of the Borrower, and Indebtedness constituting Guarantees thereof by Restricted Subsidiaries, incurred or issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace (whether or not contemporaneously), defease or refund, other Indebtedness of the Borrower, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and fees and expenses incurred in connection therewith), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is one year after the Maturity Date (as in effect on the date of incurrence of such Permitted Refinancing), except for any offer to redeem or repurchase such Permitted Refinancing required as a result of the occurrence of a change of control or an asset sale, (c) such Permitted Refinancing is unsecured, (d) the non-default interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed 12% per annum, (e) no Subsidiary of the Borrower Guarantees such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, (f) the covenant, default and remedy provisions of such Permitted Refinancing are not materially more onerous to the Borrower and its Restricted Subsidiaries than those imposed by the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded, (g) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing are not materially more onerous to the Borrower and its Restricted Subsidiaries than those imposed by the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded, and (h) to the extent such Permitted Refinancing is expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are reasonably satisfactory to the Administrative Agent and the Required Lenders.
     “Senior Debt” means, on any date of determination, the Borrower’s consolidated Indebtedness on such date less (a) the amount of unrestricted cash and cash equivalents on hand of the Borrower and the Guarantors as of such date, (b) any Non-Recourse Debt, (c) any Indebtedness of any Unrestricted Subsidiary, (d) any Indebtedness of the Borrower or any Restricted Subsidiary under any Convertible Notes (or any Permitted Refinancing thereof) or Senior Notes (or any Permitted Refinancing thereof), and (e) any other unsecured Indebtedness of the Borrower or any Restricted Subsidiary to the extent permitted under Section 7.01(l).

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     “Total Net Debt” means, on any date of determination, the Borrower’s consolidated Indebtedness on such date less the amount of unrestricted cash and cash equivalents on hand of the Borrower and the Guarantors as of such date. For purposes of this definition and for determining the Borrower’s compliance with Section 7.12(b), the Borrower’s consolidated Indebtedness shall not include (a) Non-Recourse Debt, (b) Indebtedness of any Unrestricted Subsidiary, and (c) for each date of determination during any period set forth below, an amount equal to (i) the amount set forth below opposite such period as the equity component of the Borrower’s Convertible Notes pursuant to FASB Staff Position (“FSB”) Accounting Principles Board (“APB”) 14-1 multiplied by (ii) a fraction, (x) the numerator of which is equal to the aggregate outstanding principal amount of Indebtedness of the Borrower under the Convertible Notes on such date of determination and (y) the denominator of which is equal to $373,750,000:

Period	Equity Component
1/1/2010 –12/31/2010	$38,874,756
1/1/2011 –12/31/2011	$26,021,425
1/1/2012 –10/29/2012	$12,674,753
     “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may at any time and from time to time designate any Subsidiary (including any newly acquired or newly formed Subsidiary but excluding any Subsidiary that (1) owns or operates Oil and Gas Interests included in the Borrowing Base Properties or other interests of the type described in clauses (d) or (e) of the definition of Oil and Gas Interests relating to any Borrowing Base Properties or (2) guarantees, or is a primary obligor in respect of, any Convertible Notes or Senior Notes) to be an Unrestricted Subsidiary; provided that (i) no Default has occurred and is continuing at the time of such designation and after giving effect to such designation, (ii) immediately after such designation, no Credit Party has any obligation to pay any Indebtedness of such Subsidiary, has in any way guaranteed any Indebtedness of such Subsidiary, or has any assets or properties (excluding a pledge of the Equity Interests in such Subsidiary) which are subject to any Lien securing any Indebtedness of such Subsidiary, and (iii) notice of any such designation is promptly given to the Administrative Agent in writing.
     1.2 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Convertible Notes Repurchase Date” means the date that all or any portion of the Convertible Notes are repurchased pursuant to the Convertible Notes Tender Offer.

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     “Convertible Notes Tender Offer” means an offer made by the Borrower to repurchase up to $373,750,000 of aggregate principal amount of the Convertible Notes, as such offer may be amended or extended from time to time, or any renewal of such offer if the original offer is terminated or expires without the full amount of Convertible Notes having been purchased under such original offer; provided that at least $200,000,000 in gross cash proceeds are received from the purchasers of the Senior Notes on or prior to the Convertible Notes Repurchase Date and the Convertible Notes Repurchase Date occurs on or before December 15, 2010 (or such later date approved by the Required Lenders).
     “Draft Description of Notes” means that certain draft Description of Notes relating to a proposed issuance of senior notes by the Borrower provided to the Administrative Agent and the Lenders on or about October 14, 2010.
     “Exchange Offer” means a registered offer to exchange outstanding Senior Notes for new Senior Notes (the “Exchange Notes”) having terms substantially identical in all material respects to such outstanding Senior Notes (except that the Exchange Notes shall not contain any transfer restrictions).
     “Fourteenth Amendment Effective Date” means October 21, 2010.
     “Senior Notes” means any senior or senior subordinated notes issued by the Borrower in one or more transactions on or before December 15, 2010 (it being understood that it shall not be necessary for any Senior Notes issued pursuant to an Exchange Offer to be issued on or before December 15, 2010); provided that (a) the terms and conditions applicable to such notes are not materially more onerous to the Borrower and its Restricted Subsidiaries than those set forth in the Draft Description of Notes, (b) such notes are unsecured, (c) the non-default interest rate on the outstanding principal balance of such notes does not exceed 12% per annum, (d) such notes do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to the date that is one year after the Maturity Date, except for any offer to redeem or repurchase such notes required as a result of the occurrence of a change of control or an asset sale, (e) no Subsidiary of the Borrower Guarantees the Indebtedness evidenced by such notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (f) with respect to any senior subordinated notes, such notes are expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.
     “Senior Notes Documents” means the Senior Notes, the indenture pursuant to which the Senior Notes are issued, and any other documents, instruments and agreements evidencing or otherwise pertaining to the Senior Notes, in each case, as amended, restated, modified or supplemented from time to time (to the extent such amendment, restatement, modification or supplement is applicable to the Senior Notes) in accordance with the terms of this Agreement.

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     “Senior Notes Issuance Date” means the date Senior Notes are initially issued pursuant to and in accordance with the Senior Notes Indenture.
     1.3 Deleted Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the definition of “Draft Preliminary Prospectus Supplement”.
     1.4 Mandatory Prepayment of Loans. Section 2.10 of the Credit Agreement shall be and it hereby is amended by (a) re-lettering clause (d) as clause (e) and (b) adding a new clause (d) to read as follows:
     (d) Upon the issuance of any Senior Notes, the Borrower shall prepay the Loans with the cash proceeds (net of underwriting discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, taxes, and other usual and customary transaction costs associated therewith) received as a result of the issuance of such Senior Notes within one (1) Business Day of the date on which it receives such net cash proceeds.
     1.5 Borrowing Base Reduction On the Convertible Notes Repurchase Date. Clause (c) of Section 3.05 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     (c) As of the Convertible Notes Repurchase Date, the Borrowing Base then in effect shall be reduced by an amount equal to 25% of the difference between (i) the aggregate principal amount of Senior Notes issued after the Fourteenth Amendment Effective Date and on or prior to the Convertible Notes Repurchase Date and (ii) the aggregate principal amount of the Convertible Notes purchased by the Borrower pursuant to the Convertible Notes Tender Offer.
     1.6 Borrowing Base Reduction After the Convertible Notes Repurchase Date. The following shall be and it hereby is added to the end of Section 3.05 of the Credit Agreement as clause (d) thereto:
     (d) Unless otherwise waived in writing by the Required Lenders, upon the issuance of any Senior Notes in accordance with Section 7.01(k) after the Convertible Notes Repurchase Date (other than Permitted Refinancings of any such Senior Notes), the Borrowing Base then in effect shall be reduced by $1.00 for every $4.00 of Senior Notes issued after the Convertible Notes Repurchase Date. For the avoidance of doubt, the principal amount of such Indebtedness that constitutes Permitted Refinancings of existing Senior Notes shall not be included for purposes of determining the reduction in the Borrowing Base required by this Section 3.05(d) and only the principal amount in excess of such Permitted Refinancings shall be included in calculating the adjustment required by this Section 3.05(d).
     1.7 Indebtedness. Clause (k) of Section 7.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

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     (k) unsecured Indebtedness of the Borrower under the Convertible Notes and the Senior Notes (and any Permitted Refinancing thereof), including any Indebtedness constituting Guarantees thereof by any Credit Party, in an aggregate principal amount not to exceed (i) at any time prior to the Senior Notes Issuance Date, $373,750,000, and (ii) at any time on and after the Senior Notes Issuance Date, an amount equal to (A) the lesser of (1) $798,750,000 and (2) the sum of (I) the aggregate principal amount of Senior Notes issued on or before December 15, 2010 plus (II) $373,750,000, minus (B), without duplication, (1) the aggregate principal amount of Convertible Notes repurchased on the Convertible Notes Repurchase Date, (2) the aggregate principal amount of all repayments, prepayments, redemptions and repurchases of the Senior Notes (other than pursuant to an Exchange Offer) and the Convertible Notes to the extent permitted under the terms of this Agreement and (3) the aggregate principal amount of any Convertible Notes converted into Equity Interests of the Borrower in accordance with the terms of the Convertible Notes Documents; provided that at the time of and immediately after giving effect to each issuance of Convertible Notes and Senior Notes (and any Permitted Refinancing thereof), no Default shall have occurred and be continuing; and
     1.8 Restricted Payments. Section 7.07 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     Section 7.07. Restricted Payments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor, (c) the Borrower may make cash payments in lieu of issuing fractional shares in an aggregate amount not exceeding $200,000 during the term of this Agreement, (d) the Borrower may declare and pay distributions effecting “poison pill” rights plans provided that any securities or rights so distributed have a nominal fair market value at the time of declaration, (e) the Borrower may make any mandatory or optional cash payments or deliveries of the Borrower’s capital stock, or any combination thereof, in settlement of its obligations under any Convertible Notes Documents upon the conversion or required repurchase of any Convertible Notes thereunder, (f) the Borrower may repurchase up to $373,750,000 of aggregate principal amount of the Convertible Notes pursuant to the Convertible Notes Tender Offer, and (g) the Borrower may make repurchases, redemptions or other acquisitions or retirements for value of its Equity Interests (i) deemed to occur upon the exercise of stock options or other rights to acquire Equity Interests of Borrower if such Equity Interests represent a portion of the exercise or exchange price thereof or (ii) to the extent of any withholding tax liability incurred as a result of any exercise, vesting, grant or exchange of Equity Interests of Borrower issued under any incentive plan adopted by the holders of its Equity Interests, in accordance with such incentive plan; provided that (A) at the time of such repurchase, redemption or other acquisition or retirement for value, no Default has occurred

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and is continuing or would be caused by such Restricted Payment and (B) such withholding tax is remitted to the appropriate governmental authority within thirty (30) days after such repurchase, redemption or other acquisition or retirement for value.
     1.9 Restrictive Agreements. Section 7.09 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     Section 7.09. Restrictive Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than property or assets consisting of (1) Equity Interests in any Unrestricted Subsidiary, (2) Equity Interests of joint ventures permitted under Section 7.05(o), 7.05(p) or 7.05(q), (3) investments permitted under Section 7.05(j) if such restriction or conditions apply only to the property or assets that are the subject of such investment and (4) unless the value of such Equity Interests are included in the determination of the Borrowing Base, Equity Interests in Pinnacle permitted under Section 7.05(l), and (5) profit interests in Avista JV Partner permitted under Section 7.05(r)), or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions set forth in the Convertible Notes Documents or the Senior Notes Documents, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof (other than oil, gas and mineral leases constituting Mortgaged Properties), (vi) the foregoing shall not apply to existing restrictions with respect to a Person acquired by the Borrower or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; and (vii) the foregoing shall not apply to any restriction with respect to Equity Interests of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such Equity Interests or any restriction with respect to the assets of a Credit Party imposed pursuant to an agreement entered into for the sale or

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disposition of such assets or all or substantially all the Equity Interests of such Restricted Subsidiary pending the closing of such sale or disposition.
     1.10 Financial Covenants. Clauses (b) and (c) of Section 7.12 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:
     (b) Leverage Ratio.
     (i) The Borrower will not permit the ratio, determined as of the end of the fiscal quarter ending September 30, 2010, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.75 to 1.00.
     (ii) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after December 31, 2010 and on or before June 30, 2011, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.25 to 1.00; provided that the Borrower shall not permit such ratio to be greater than 4.00 to 1.00 for each fiscal quarter ending on or after March 31, 2011 and on or before June 30, 2011, in the event the Senior Notes Issuance Date does not occur on or before December 15, 2010.
     (iii) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after September 30, 2011 and on or before December 31, 2011, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.50 to 1.00; provided that the Borrower shall not permit such ratio to be greater than 4.00 to 1.00 for the fiscal quarters ending on or after September 30, 2011 in the event the Senior Notes Issuance Date does not occur on or before December 15, 2010.
     (iv) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after March 31, 2012, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.00 to 1.00.
     (c) Senior Debt Leverage Ratio.
     (i) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after September 30, 2010 and on or before June 30, 2011, of (A) Senior Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 2.25 to 1.00.

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     (ii) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after September 30, 2011 and on or before December 31, 2011, of (A) Senior Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 2.50 to 1.00; provided that the Borrower shall not permit such ratio to be greater than 2.25 to 1.00 for any such fiscal quarter, in the event the Senior Notes Issuance Date does not occur on or before December 15, 2010.
     (iii) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after March 31, 2012, of (A) Senior Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 2.25 to 1.00.
     1.11 Convertible Notes Restrictions. Section 7.15 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
     Section 7.15 Convertible Notes Restrictions.
     (a) Except for cash payments in settlement of the Borrower’s obligations under the Convertible Notes Documents upon the conversion or required repurchase of any Convertible Notes thereunder and regularly scheduled payments of interest, the Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled maturity date thereof any part of the principal of, or interest on, the Convertible Notes (or any Permitted Refinancing thereof) for cash; provided, however, that the Borrower may retire, redeem, defease, repurchase or prepay the Convertible Notes (or any Permitted Refinancing thereof) (i) with the proceeds of any Permitted Refinancing or (ii) so long as (A) no Default shall have occurred and be continuing at the time thereof or would result therefrom and (B) the Aggregate Commitment exceeds the Aggregate Credit Exposure by an amount equal to or greater than 25% of the Aggregate Commitment at the time thereof, with the proceeds of any substantially contemporaneous issuance of Equity Interests of the Borrower; provided, further, that the Borrower may repurchase up to $373,750,000 of aggregate principal amount of the Convertible Notes pursuant to the Convertible Notes Tender Offer.
     (b) The Borrower will not, nor will it permit any Restricted Subsidiary to enter into or permit any supplement, modification or amendment of, or waive any right or obligation of any Person under, any Convertible Notes Document or any document governing any Permitted Refinancing of the Convertible Notes if the effect thereof would be to (i) shorten its average life or maturity, (ii) increase the amount of any payment of principal thereof, (iii) increase the rate or shorten any period for payment of interest thereon, or (iv) cause the covenant, default and remedy provisions contained therein (including any mandatory redemption or

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prepayment provisions) to be materially more onerous to the Borrower and its Restricted Subsidiaries.
     (c) This Section 7.15 shall not prohibit the execution of (i) supplemental indentures associated with the incurrence of additional Convertible Notes to the extent permitted by Section 7.01(k), (ii) supplemental indentures providing for guarantees of the Convertible Notes by Persons that are (or concurrently with the execution of any such supplemental indenture become) Guarantors hereunder, (iii) other indentures or agreements in connection with the issuance of any Permitted Refinancing of the Convertible Notes or (iv) supplements, modifications or amendments that are reasonably acceptable to the Administrative Agent and not materially adverse to the Lenders.
     1.12 Senior Notes Restrictions. Article VII of the Credit Agreement shall be and it hereby is amended by adding a new Section 7.18 to read as follows:
     Section 7.18 Senior Notes Restrictions.
     (a) Except for the issuance of Senior Notes pursuant to an Exchange Offer in exchange for surrender of previously issued Senior Notes and regularly scheduled payments of interest, the Borrower will not, nor will it permit any Restricted Subsidiary to directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled maturity date thereof any part of the principal of, or interest on, the Senior Notes (or any Permitted Refinancing thereof); provided, however, that the Borrower may retire, redeem, defease, repurchase or prepay the Senior Notes (or any Permitted Refinancing thereof) (i) with the proceeds of any Permitted Refinancing and (ii) so long as (A) no Default shall have occurred and be continuing at the time thereof or would result therefrom and (B) the Aggregate Commitment exceeds the Aggregate Credit Exposure by an amount equal to or greater than 25% of the Aggregate Commitment at the time thereof, with the proceeds of any substantially contemporaneous issuance of Equity Interests of the Borrower.
     (b) The Borrower will not, nor will it permit any Restricted Subsidiary to (i) shorten the scheduled maturity of the Senior Notes to a date that is prior to the date that is one year after the Maturity Date, (ii) increase the amount of any payment of principal thereof, (iii) increase the rate or shorten any period for payment of interest thereon, (iv) alter the subordination provisions, if any, with respect to any of the Senior Notes in a manner that would result in such Senior Notes not being expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Required Lenders, or (v) cause the covenant, default and remedy provisions contained therein (including any mandatory redemption or prepayment provisions) to be materially more onerous to the Borrower and its Restricted Subsidiaries.
     (c) This Section 7.18 shall not prohibit the execution of (i) supplemental indentures associated with the incurrence of additional Senior

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Notes to the extent permitted by Section 7.01(k), (ii) supplemental indentures providing for guarantees of the Senior Notes by Persons that are (or concurrently with the execution of any such supplemental indenture become) Guarantors hereunder, (iii) other indentures or agreements in connection with the issuance of any Permitted Refinancing of the Senior Notes or (iv) supplements, modifications or amendments that are reasonably acceptable to the Administrative Agent and not materially adverse to the Lenders.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
     2.1 Execution and Delivery. Each Credit Party, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.
     2.2 No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
     2.3 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 3. Borrowing Base Redetermination. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, the Administrative Agent, the Required Lenders and each Credit Party acknowledge and agree that the Scheduled Redetermination to occur on or about September 30, 2010 shall be extended to occur on or about November 19, 2010.
SECTION 4. Representations and Warranties of the Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:
     4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and taking into account any amendments to the schedules or exhibits as a result of any disclosures made in writing by such Credit Party to the Administrative Agent after the Effective Date and approved by the Administrative Agent and the Required Lenders in writing).
     4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action,

Fourteenth Amendment to Credit Agreement — Page 12

require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.
     4.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     4.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.
SECTION 5. Miscellaneous.
     5.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that nothing contained in this Amendment shall in any manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
     5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.3 Legal Expenses. The Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     5.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     5.5 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     5.6 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

Fourteenth Amendment to Credit Agreement — Page 13

     5.7 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     5.8 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Page Follows]

Fourteenth Amendment to Credit Agreement — Page 14

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER: CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

GUARANTORS: CCBM, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CLLR, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

HONDO PIPELINE, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO (MARCELLUS) LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

CARRIZO MARCELLUS HOLDING INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CHAMA PIPELINE HOLDING LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

BANDELIER PIPELINE HOLDING, LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

MESCALERO PIPELINE, LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO (MARCELLUS) WV LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Bank and as a Lender
By:	/s/ Scott Hodges
	Name:	Scott Hodges
	Title:	Director
Signature Page

Fourteenth Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Co-Syndication Agent and as a Lender
By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory
Signature Page

Fourteenth Amendment to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH), as a Co-Syndication Agent and as a Lender
By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director
Signature Page

Fourteenth Amendment to Credit Agreement

CAPITAL ONE, N.A., as Documentation Agent and as a Lender
By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Senior Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

UNION BANK, N.A. (f/k/a UNION BANK OF CALIFORNIA, N.A.), as a Lender
By:	/s/ Damien Meiburger
	Name:	Damien Meiburger
	Title:	Senior Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Heather W. Kiely
	Name:	Heather W. Kiely
	Title:	Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate
Signature Page

Fourteenth Amendment to Credit Agreement

COMPASS BANK (as successor in interest to Guaranty Bank), as a Lender
By:	/s/ Kathleen J. Bowen
	Name:	Kathleen J. Bowen
	Title:	Senior Vice President
Signature Page

Fourteenth Amendment to Credit Agreement

BNP PARIBAS., as a Lender
By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director
Signature Page

Fourteenth Amendment to Credit Agreement

COMPASS BANK, as a Lender
By:	/s/ Kathleen J. Bowen
	Name:	Kathleen J. Bowen
	Title:	Senior Vice President
Signature Page

Fourteenth Amendment to Credit Agreement